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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNITED PAN-EUROPE COMMUNICATIONS N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

UNITED PAN-EUROPE COMMUNICATIONS N.V.
Boeing Avenue 53
1119 PE Schiphol Rijk, The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 26, 2003

To the Shareholders:

        The 2003 Annual Meeting of the Shareholders of United Pan-Europe Communications N.V. (the "Company"), a public company organized under the laws of The Netherlands, will be held at The Okura Hotel, Ferdinand, Bolstraat 333, Amsterdam, The Netherlands, on June 26, 2003 at 10:00 a.m., local time, for the following purposes:

  1.
  To adopt the Annual Accounts of the Company for the fiscal year ended December 31, 2002;

  2.
  To grant discharge to the members of the Supervisory Board and the Board of Management from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2002;

  3.
  To grant authority to the Board of Management to repurchase up to 10% of the Company's outstanding share capital for a period of 18 months (until December 26, 2004);

  4.
  To appoint the firm KPMG Accountants N.V. as independent auditors for the fiscal year ending December 31, 2003; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

        Copies of the Annual Accounts, the reports of the Board of Management and Supervisory Board and a list of shareholders entitled to vote at the Annual Meeting are open for inspection at the offices of the Company, located at Boeing Avenue 53, 1119 PE Schiphol Rijk, The Netherlands, by registered shareholders and other persons entitled to attend meetings of shareholders of the Company. Such copies will be open for inspection from the date hereof until the close of the Annual Meeting.

        Holders of record of the Company's ordinary shares A, priority shares and preference shares A at the close of business May 12, 2003, the record date of the meeting, will be entitled to notice of and to vote at the Annual Meeting. Shares can only be voted at the meeting if the holder is present or represented by proxy.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE ANNUAL MEETING AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

By Order of the Board of Management

Anton M. Tuijten Board of Management Member and General Counsel

May [19], 2003
Amsterdam, The Netherlands

UNITED PAN-EUROPE COMMUNICATIONS N.V.
Boeing Avenue 53
1119 PE Schiphol Rijk, The Netherlands

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

        The accompanying proxy is being solicited by and on behalf of the Board of Supervisory Directors (the "Supervisory Board") of United Pan-Europe Communications N.V. (the "Company" or "UPC") for use at the 2003 Annual Meeting of the Shareholders of the Company (the "Annual Meeting") to be held at The Okura Hotel, Ferdinand, Bolstraat 333, Amsterdam, The Netherlands, on June 26, 2003 at 10:00 a.m., local time and at any adjournments of that meeting. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon, or, if no directions are indicated, it will be voted in favor of the proposals described in this Proxy Statement. Any shareholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

        The solicitation of proxies by the Supervisory Board will be conducted by mail. In addition, certain members of the Supervisory Board (each a "Supervisory Director"), officers and regular employees of the Company may solicit proxies in person or by facsimile, telex, telephone or similar means. No director, officer or employee will receive additional compensation for these activities. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of the ordinary shares and to UGC Holdings, Inc., formerly known as UnitedGlobalCom, Inc. ("UGC Holdings"), as the holder of the Company's outstanding priority shares. UGC Holdings is a wholly owned subsidiary of UnitedGlobalCom, Inc., formally known as New UnitedGlobalCom, Inc. ("United").

        At the close of business on May 12, 2003, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 443,417,525 ordinary shares A outstanding, each of which is entitled to 1 vote, 300 priority shares outstanding, each of which is entitled to 1 vote, and 12,400 Series 1 Class A preference shares A outstanding, each of which is entitled to 1 vote. The ordinary shares A, priority shares and preference shares are the only classes of capital stock of the Company outstanding and entitled to notice of and to vote at the Annual Meeting. Adoption of all matters to be voted on shall require the vote of a majority of the votes cast at the meeting in person or by proxy. Shareholders of the Company may vote in favor of or against the proposal. Abstentions, broker non-votes and invalid votes will not be counted as votes and will have no effect on the outcome of the matters voted upon.

        A copy of the Company's Annual Report on Form 10-K is included. The Annual Report includes financial statements and schedules, but does not include exhibits. The Company will, upon written request of any stockholder who has not otherwise received a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, furnish without charge a copy of that Annual Report on Form 10-K including financial statements and schedules, but excluding exhibits, as filed with the Securities and Exchange Commission. Exhibits will be provided upon written request and payment of an appropriate processing fee. Please address your request to Investor Relations, United Pan-Europe Communications, N.V., at Boeing Avenue 53, 1119 PE Schipol Rijk, The Netherlands.

        This Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about May [19], 2003.

ITEM 1
ADOPTION OF ANNUAL ACCOUNTS

        At the Annual Meeting, the shareholders of the Company will be asked to adopt the Company's audited annual accounts, as expressed in Euro and prepared in accordance with Dutch statutory accounting principles (the "Annual Accounts"), for the fiscal year ended December 31, 2002, as required under Dutch law and the Articles of Association of the Company. The deadline for shareholder adoption of the annual accounts as required by Dutch law and the Company's Articles of Association is June 30, 2003, which is six months from the end of the Company's fiscal year.

        Under Dutch corporate law, the annual accounts are a company's financial statements prepared in accordance with accounting principles specified by statute. Copies of the Annual Accounts and the associated reports of the Supervisory Board and the Board of Management are available for inspection by registered shareholders and other persons entitled to attend meetings of shareholders at the offices of the Company at Boeing Avenue 53, 1119 PE Schiphol Rijk, The Netherlands, and at the office of Citibank, N.A., 111 Wall Street, New York, New York 10043, from the date hereof until the close of the Annual Meeting.

        During the 2002 fiscal year, there were no profits accrued to the Company, and no dividends will be paid.

        THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE ANNUAL ACCOUNTS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

ITEM 2
GRANT DISCHARGE TO THE MEMBERS OF THE SUPERVISORY BOARD AND
THE BOARD OF MANAGEMENT

        At the Annual Meeting, the shareholders of the Company will be asked to discharge the members of the Supervisory Board and the Board of Management from liability in respect to the exercise of their duties during 2002. The Company's Articles of Association limit the liability of members of the Company's Supervisory Board and Board of Management, as is similar to the charters of many U.S. companies. Dutch law also permits the shareholders to discharge the liability of these members with respect to the exercise of their duties during the preceding fiscal year. This discharge of liability will be limited by mandatory provisions of Dutch law, such as in the case of bankruptcy, and this discharge only extends to actions or omissions disclosed in or apparent from the adopted Annual Accounts. Generally, under Dutch law, directors will not be held personally liable for decisions made with reasonable business judgment, although they may be held liable for gross negligence or willful misconduct in the execution of their duties.

        By approving the discharge of this liability, shareholders will be unable to claim damages against any member of the Supervisory Board or Board of Management for any breach of duty to the Company with respect to their actions or omissions with respect to the transactions or other matters that are disclosed in or apparent in the 2002 Annual Accounts that are adopted by the shareholders.

        THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE DISCHARGE WITHOUT RESERVATION OF THE MEMBERS OF THE SUPERVISORY BOARD AND THE BOARD OF MANAGEMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

ITEM 3
GRANT AUTHORITY TO THE BOARD OF MANAGEMENT TO REPURCHASE SHARES
UNTIL DECEMBER 26, 2004

        Under Dutch law and the Articles of Association of the Company, the Company and its subsidiaries may, subject to certain Dutch statutory provisions, repurchase up to 10% of the Company's outstanding share capital. Any such purchases are subject to the approval of the Supervisory Board and UGC Holdings, as the holder of the Company's outstanding priority shares, and the authorization by the shareholders at the Annual Meeting, which authorization may not continue for more than eighteen months. By shareholder vote at the Annual Meeting of Shareholders on June 20, 2002, the Board of Management was authorized for eighteen months to repurchase up to 10% of the outstanding share capital of the Company. The authorization expires on December 20, 2003.

        It is proposed to grant authority to the Board of Management to repurchase up to 10% of the outstanding share capital of the Company for an additional eighteen-month period from the date of the Annual Meeting until December 26, 2004, for a repurchase price between (1) the nominal value of the shares concerned and (2) an amount equal to 120% of the highest price officially quoted on the Official Segment of the Stock Market of Euronext Amsterdam N.V. on any of five banking days preceding the date of the repurchase. Although the Company currently has no plans to repurchase any of its securities, this approval allows the Company flexibility to make repurchases if the Board of Management determines it is in the best interest of the Company. Also, notwithstanding shareholder approval (if received), any repurchase plan requires the further approval of the Company's Supervisory Board and the Company's priority shareholder. The Company has not made any repurchases under the prior approval, which expires in December 2003.

        THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE GRANT OF AUTHORITY TO THE BOARD OF MANAGEMENT TO REPURCHASE UP TO 10% OF THE OUTSTANDING SHARE CAPITAL OF THE COMPANY UNTIL DECEMBER 26, 2004, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

ITEM 4
APPOINTMENT OF INDEPENDENT AUDITORS

        At the Annual Meeting, the shareholders of the Company will be asked to appoint the firm of KPMG Accountants N.V. as independent auditors to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2003.

        KPMG has audited the accounts of the Company since first being engaged by the Company effective July 5, 2002. Prior to the engagement of KMPG, Arthur Andersen ("Arthur Andersen") had been the Company's independent auditors. On June 19, 2002, the Supervisory Board of the Company determined not to re-engage Arthur Andersen as its independent auditor. This determination was based upon the recommendation of the Company's Audit Committee. The dismissal of Arthur Andersen was effective June 19, 2002. Except as noted in the following sentence, during the two most recent fiscal years of UPC ended December 31, 2002, and the subsequent interim periods through the effective date of the dismissal, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. In connection with the Company's Annual Report on Form 10-K for the year ended December 31, 2001, the Company and Arthur Andersen disagreed on the appropriate application of accounting principles generally accepted in the United States to the valuation of certain features embedded in some of the Company's cross currency and interest rate derivative contracts. The Audit

Committees of both the Company and United discussed the matter with Arthur Andersen. This disagreement was resolved following discussions among United and UPC personnel, Arthur Andersen and the Office of the Chief Accountant of the Securities and Exchange Commission. UPC authorized Arthur Andersen to respond fully to any inquiry regarding this disagreement that a successor independent auditor of the Company may have.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of UPC ended December 31, 2002, and the subsequent interim periods through the effective date of the dismissal.

        Except as noted in the following sentence, the audit reports of Arthur Andersen on the consolidated financial statements of UPC as of and for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In its audit report dated April 12, 2002, Arthur Andersen included the following statement:

  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

        The change in the Company's independent accountants was reported by the Company on a Current Report on Form 8-K/A filed July 16, 2002. In connection with its Form 10-K for the year ended December 31, 2001, the Company filed a letter, dated April 12, 2002, stating that Arthur Andersen has represented to the Company that its audit for the year ended December 31, 2001 was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit. After reasonable efforts, the Company has been unable to obtain the letter from Arthur Andersen that is required by Item 304(a)(3) of Regulation S-K.

        During the Company's two most recent fiscal years and any subsequent interim period through the date of the Company's engagement of KPMG, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or type of audit opinion that might be rendered on the Company's financial statements, or any other matters reportable events listed in Items 304(A)(2)(i) and (ii) of Regulation S-K.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

        The Company was billed an aggregate of approximately $2.6 million in fees for professional services rendered during the fiscal year ended December 31, 2002 in connection with the audit of the Company's consolidated financial statements for such fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year.

Financial Information Systems Design and Implementation Fees

        During the year ended December 31, 2002, KPMG Accountants N.V. billed approximately $337,000 to the Company in connection with the design and implementation of financial information systems. These services were provided prior to KPMG's appointment as the Company's independent auditors.

All Other Fees

        KPMG Accountants N.V. billed the Company an aggregate of approximately $13,000 in fees for other services rendered to the Company and its subsidiaries for the fiscal year ended December 31, 2002, primarily related to the following:

  •
  Acquisitions and divestitures;

  •
  Comfort letters and 1933 Act filings;

  •
  Tax compliance and consulting; and

  •
  Business systems consulting (not financial systems oriented).

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

        Representatives from KPMG Accountants N.V. are expected to be present at the Annual Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

        THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSON AS INDEPENDENT AUDITORS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of all classes of the Company's voting securities as of April 15, 2003, by (1) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of each class at such date; (2) each of the Company's Supervisory Directors; (3) each of the Company's named executive officers; and (4) all of the Company's Supervisory Directors and executive officers as a group. Because Messrs. Cole, Dick, Fries and Ms. Wildes are directors of United, they may be deemed to beneficially own UPC ordinary shares held by United. In each case, they disclaim any beneficial ownership of such shares and this table does not include those shares.

        Holders of the Company's Series 1 Convertible Class A preference shares may convert the preference shares into the Company's ordinary shares A. The conversion rate is based on the liquidation preference of the preference shares on the date of conversion. A holder would receive approximately 3,912 ordinary shares A for each preference share if it was converted on April 30, 2003. For purposes of this table, the Company has assumed that the preference shares may be converted into ordinary shares within 60 days of April 30, 2003. Each preference share is entitled to cast one hundred votes at a general meeting of shareholders and shall vote together with all of the Company's other classes of stock. Such share ownership information includes ordinary shares A that may be acquired within 60 days of April 15, 2003, through either UPC options or phantom options, conversion of outstanding preference shares or exercise of warrants. The Company's phantom options are payable in either cash or ordinary shares A, at the Company's election. Shares issuable within 60 days upon exercise of options, phantom options or warrants and conversion of preference shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of the persons beneficially owning such securities, but have not been deemed to be outstanding for the purposes of computing the percentage ownership or overall voting power of any other person.

	Ordinary Shares A
Beneficial Owner	Number	Percentage of Class(1)
John P. Cole, Jr.	14,575	*
Richard de Lange	—	—
John W. Dick	—	—
Michael T. Fries(2)	9,153	*
Ellen P. Spangler(3)	90,000	*
Tina Wildes(4)	153,000	*
Charles H.R. Bracken(5)	1,012,500	*
Nimrod J. Kovacs(6)	1,193,040	*
Gene Musselman(7)	586,403	*
Shane O'Neill(8)	831,250	*
John F. Riordan(9)	1,956,462	*
Anton M. Tuijten(10)	376,948	*
All directors and executive officers as a group (12 persons)	6,223,351	1.39%
UnitedGlobalCom, Inc.(11)(12)	401,050,325	65.85%
	Series 1 Convertible Class A Preference Shares
Beneficial Owner	Number	Percentage of Class(13)
UnitedGlobalCom, Inc.(12).	12,355	99.64%

*
Less than 1%

(1)
The figures for the percent of shares are based on 443,417,525 ordinary shares A outstanding on April 15, 2003.

(2)
Includes 9,153 ordinary shares A owned by Mr. Fries' spouse.

(3)
Includes currently exercisable options for 45,000 ordinary shares A and phantom options based on 45,000 ordinary shares A, all of which are vested.

(4)
Includes phantom options based on 153,000 ordinary shares A, all of which are vested.

(5)
Includes currently exercisable options for 1,200,000 ordinary shares A, of which options for 187,500 are subject to the Company's repurchase right.

(6)
Includes phantom options based on 600,000 ordinary shares A, all of which are vested, and currently exercisable options for 800,000 ordinary shares A, of which options for 208,334 shares are subject to the Company's repurchase right.

(7)
Includes phantom options based on 112,500 ordinary shares A, all of which are vested, and currently exercisable options for 617,000 ordinary shares A, of which options for 208,334 shares are subject to the Company's repurchase right.

(8)
Includes currently exercisable options for 1,050,000 ordinary shares A, of which options for 218,750 are subject to the Company's repurchase right.

(9)
Includes currently exercisable options for 1,759,375 ordinary shares A, of which options for 541,667 shares are subject to the Company's repurchase right. Also includes 3,660 ordinary shares A owned by Mr. Riordan's spouse.

(10)
Includes currently exercisable options for 436,500 ordinary shares A, of which options for 75,000 are subject to the Company's repurchase right.

(11)
Includes 48,460,299 ordinary shares A issuable upon conversion of preference shares if converted June 30, 2003 (includes preference shares United acquired in February 2003) and 5,939,845 ordinary shares A issuable upon exercise of warrants, and 111,197,972 ordinary shares A issuable upon conversion of an Exchangeable Loan issued by the Company if converted April 30, 2003.

(12)
The address United is 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, USA.

(13)
The figures for the percent of preference shares are based on 12,400 shares outstanding on April 15, 2003.

        No equity securities in the Company's parent or subsidiaries, including directors' qualifying shares, are owned by any of the Company's executive officers or directors, except as stated below. The following discussion sets forth ownership information as of April 15, 2003 and within 60 days thereof with respect to options.

        The following officers and directors beneficially own common stock, and options to purchase Class A common stock of United: (1) Mr. Fries—14,182 shares of Class A common stock, options for 2,400,000 shares of Class A common stock of which 1,136,773 shares are exercisable; (2) Mr. Cole—139,035 shares of Class A common stock and options for 220,000 shares of Class A common stock of which 153,541 are exercisable; (3) Ms. Spangler—56,526 shares of Class A common stock and options for 1,141,128 shares of Class A common stock of which 633,787 are exercisable; (4) Ms. Wildes—53,683 shares of Class A common stock, 416,956 shares of Class B common stock and options for 749,404 shares of Class A common stock of which 424,401 are exercisable (Ms. Wildes disclaims beneficial ownership to shares held by her spouse and a trust in which she is a beneficiary, which are included in the foregoing numbers); (5) Mr. Riordan—options for 266,720 shares of Class A common stock of which 191,719 are exercisable (does not include shares held by a trust of which Mr. Riordan is a beneficiary); and (6) Mr. Kovacs—76,402 shares of Class A common stock and options for 203,598 shares of Class A common stock and options for 66,402 shares of Class B common stock of which all are exercisable.

        Each share of United Class A common stock has one vote and each share of United Class B common stock has 10 votes. United also has outstanding shares of Class C common stock which has 10 votes per share; however, holders of the Class C common stock are subject to a standstill agreement with United. Each person holds less than 1% of United outstanding common stock and less than 1% of the voting power thereof. Because Mr. Fries and Ms. Wildes are parties to a founders agreement with certain other United shareholders, they may be deemed, together with the other parties thereto, to beneficially own 14,379,097 shares of Class A common stock, which includes options exercisable for shares of Class A common stock and shares of Class B common stock and 8,198,016 shares of Class B common stock of United. Such shares represent 3.1% of United's voting power.

        The following officers and directors beneficially own options to purchase ordinary shares of chello broadband N.V. as of April 15, 2003: Mr. Riordan-options to purchase 300,000 ordinary shares. Such ownership is less than 1% of chello broadband's outstanding ordinary shares. Also, the following officers and directors beneficially own shares of Priority Telecom N.V. as of January 31, 2003: Mr. Tuijten—20 ordinary shares, which ownership is less than 1% of Priority Telecom's outstanding ordinary shares and Mr. Riordan—533 ordinary shares, which ownership is less than 1% of Priority Telecom's outstanding shares.

SHAREHOLDER PROPOSALS

        Any proposal by a shareholder intended to be presented at the fiscal 2003 annual meeting of shareholders must be received by the Investor Relations of the Company on or before December 23, 2003, to be considered for inclusion in the proxy materials of the Company relating to such meeting.

HOUSEHOLDING

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of this document to you if you call or write the Company at the following address or phone number: Boeing Avenue 53, 1119 PE Schipol Rijk, The Netherlands, phone: 31 20 778 9809, Attention: Investor Relations. If you prefer to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for you household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address and phone number.

By Order of the Board of Management

Anton M. Tuijten Board of Management Member and General Counsel

UNITED PAN-EUROPE COMMUNICATIONS N.V.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE
SUPERVISORY BOARD OF
UNITED PAN-EUROPE COMMUNICATIONS N.V. FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 26, 2003

        The undersigned hereby constitutes and appoints Anton M. Tuijten and Charles H.R. Bracken, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of UNITED PAN-EUROPE COMMUNICATIONS N.V. to be held at The Okura Hotel, Ferdinand, Bolstraat 333, Amsterdam, The Netherlands, on Thursday, June 26, 2003 at 10:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of ordinary shares A (or American Depositary Shares representing ordinary shares A) the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY
DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED.
IN THE ABSENCE OF DIRECTION,
THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED BELOW.

(TO BE SIGNED AND CONTINUED ON THE REVERSE SIDE)

SEE REVERSE SIDE

☒  Please mark your votes as in this example.

If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked below as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions "FOR" the unmarked issue.

1.
To adopt the Annual Accounts for the fiscal year ended December 31, 2002:

        ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

2.
To grant discharge to the members of the Board of Management for their management and the members of the Supervisory Board for their supervision thereof, insofar as such is apparent from the financial statements:

        ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

3.
To grant authority to the Board of Management to repurchase up to 10% of the Company's outstanding share capital for a period of 18 months (until December 26, 2004):

        ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

4.
To appoint the firm of KPMG Accountants N.V. as independent auditors for the year ended December 31, 2003:

        ☐    FOR            ☐    AGAINST             ☐    ABSTAIN

NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

SIGNATURE(S):	DATE:

NOTE: Please sign your name to the Voting Instructions exactly as printed above. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full corporate name by a duly authorized officer with full title as such.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 26, 2003
PROXY STATEMENT
ITEM 1 ADOPTION OF ANNUAL ACCOUNTS
ITEM 2 GRANT DISCHARGE TO THE MEMBERS OF THE SUPERVISORY BOARD AND THE BOARD OF MANAGEMENT
ITEM 3 GRANT AUTHORITY TO THE BOARD OF MANAGEMENT TO REPURCHASE SHARES UNTIL DECEMBER 26, 2004
ITEM 4 APPOINTMENT OF INDEPENDENT AUDITORS
FEES PAID TO INDEPENDENT AUDITORS
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SHAREHOLDER PROPOSALS
HOUSEHOLDING
UNITED PAN-EUROPE COMMUNICATIONS N.V.